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                                  [LETTERHEAD]


EXHIBIT 23.9


                                      CONSENT
                                        OF
                     CREDIT SUISSE FIRST BOSTON CORPORATION


Board of Directors
SC Bancorp
16420 Valley View Blvd.
La Mirada, CA 90637

Members of the Board:

We hereby consent to the inclusion of (i) our opinion letter, dated
September 9, 1997, to the Board of Directors of SC Bancorp (the "Company") as attached as Appendix B to the Registration Statement of the Company on Form S-4 (the "Registration Statement") relating to the proposed merger involving the Company and Western Bancorp, and (ii) references made to our firm and such opinion in the Registration Statement under the captions entitled "Opinions of Financial Advisors - SCB," "THE MERGER - Background of the Merger," "THE MERGER - Reasons for the Merger; Recommendations of the Board of Directors," and "THE MERGER - Opinions of the Financial Advisors - SCB". In giving such consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are "experts" for purposes of, the Securites Act of 1933, as amended, and the rules and regulations promulgated thereunder.

CREDIT SUISSE FIRST BOSTON CORPORATION

By: /s/ Mark S. Maron
   -----------------------------------
   Mark S. Maron
   Managing Director



September 9, 1997